UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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TEGNA INC.

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MEETING MATERIALS MEET THE BOARD PROPOSALS TEGNA VOTING ANNUAL MEETING ABOUT US 2020 SHAREHOLDER INFORMATION Interactive Proxy Statement GROWTH TEGNA INNOVATION 2020 PROXY STATEMENT VALUE ANNUAL REPORT PROXY STATEMENT View an enhanced version of our View an enhanced version of our Annual Report. Proxy Statement. VIEW NOW VIEW NOW Visit TEGNA Annual 2019 Report Interactive

PROPOSAL 1 - Election of Directors MEET THE BOARD Howard D. Elias Dave Lougee Gina L. Bianchini Stuart J. Epstein Lidia Fonseca Karen H. Grimes Scott K. McCune Henry W. McGee Susan Ness Bruce P. Nolop Neal Shapiro Melinda C. Witmer PROPOSAL 2 - Ratification of Appointment of Independent Registered Public Accounting Firm PROPOSAL 3 - Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers PROPOSAL 4 - Approval of the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan

Lillian Court ; 8350 Broad St Red Hat , 8350 Broad St. Tysons, VA 22102 Directions Annual Meeting Details View larger map Tysons Buy T of Tysons DATE: April 30, 2020 “ Ian Volkswagen Tysons Sport&Health ,8350 Broad Street TIME: 8:00 AM ET T.J. Maxx LOCATION: 22102 8350 Broad Street, Tysons, VA ,,, Pike 7 Plaza Boaz Allen Hamilton , Panera Bread Greensboro Courtyard by Marriott HomeGoods Tysons Mclean Gogle , Map data ®2020 Terms of use : Report a map error About TEGNA TEGNA Inc. is a media company that serves the greater good of our • communities. TEGNA tells empowering stories, conducts impactful • Serving investigations and delivers innovative marketing solutions. With 62 • television stations in 51 markets, TEGNA is the largest owner of top • • 62 • ✓• •• of TV Households four affiliates in the top 25 markets among independent station Stations • • • • • groups, reaching approximately 39 percent of all television • • • •• households nationwide. TEGNA also owns leading multicast 51• • • • • • Largest Markets .._ •• • • • •• NBC Affiliate networks Justice Network and Quest. TEGNA Marketing Solutions • • Group (TMS) offers solutions to help businesses reach consumers across ,Y • television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service.

Back to the Board Howard D. Elias Chairman of TEGNA; President, Services and Digital, Dell Technologies Age: 62 Director since: 2008 TEGNA Committees: • Executive (Chair) • Leadership Development and Compensation Professional Experience: Mr. Elias was named the Chairman of TEGNA in April 2018 and is President, Services and Digital, of Dell Technologies, a position he has held since September 2016. Prior to that, he served as President and Chief Operating Officer, EMC Global Enterprise Services from January 2013 to September 2016 and was President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services from September 2009 to January 2013. From October 2015 through September 2016, Mr. Elias was also responsible for leading the development of EMC Corporation’s integration plans in connection with its transaction with Dell Inc. Previously, Mr. Elias served as President, EMC Global Services and Resource Management Software Group; Executive Vice President, EMC Corporation from September 2007 to September 2009; and Executive Vice President, Global Marketing and Corporate Development, at EMC Corporation from October 2003 to September 2007. Qualifications and Strategy-Related Experience: • Extensive operational, managerial, and leadership experience in cloud computing, supply chain management, marketing, corporate development and global customer support • Experience overseeing M&A, new business development and incubation, and integration of acquisitions • Comprehensive global business and management experience in information technology f in powered •.- Donnelley financial solutions copyright © 2020 madiant communications Inc. All rights Reseved.

Back to the Board Dave Lougee President and CEO,TEGNA Inc. Age: 61 Director since: 2017 TEGNA Committees: ·Executive 01her Directorships: ·Broadcast Music, Inc. • Broadcasters Foundation of America Professional Experience: Mr. Lougee became President and Chief Executive Officer and a director of TEGNA in June 2017. He previously served as the President of TEGNA Media from July 2007 to May 2017. Prior to joining TEGNA, he served as Executive Vice President, Media Operations for Belo Corp. from 2005 to 2007. Mr. Lougee serves as chairman of the NBC Affiliates Board. He also is the former joint board chairman of the National Association of Broadcasters (NAB) and past chair of the Television Bureau of Advertising (TVB) Board of Directors. Qualifications and Strategy-Related Experience: • Extensive expertise in management and operations • Experience in oversight of strategic acquisitions • Deep and intimate knowledge of the media industry • 25 years of experience in a variety of senior leadership roles

Back to the Board Gina L. Bianchini Founder and CEO, Mighty Networks Age: 47 Director since: 2018 TEGNA Committees: • Nominating and Governance Former Directorships Held During the Past Five Years: • Scripps Networks Interactive, Inc. (through 2018) Professional Experience: Ms. Bianchini is Founder and Chief Executive Officer of Mighty Networks, a position she has held since September 2010. Ms. Bianchini served as Chief Executive Officer of Ning, Inc. from 2004 to March 2010 and Co-founder and President of Harmonic Networks from March 2000 to July 2003. Qualifications and Strategy-Related Experience: • Expertise, vision and creativity in the rapidly evolving world of digital media • Deep knowledge of social media and community building technology platforms • Experience with oversight of acquisitions, equity investments, and investor relations • Significant digital and start-up experience

Back to the Board Stuart J. Epstein Chief Financial Officer, DAZN Group Age: 57 Director since: 2018 TEGNA Committees: ·Audit Professional Experience: Mr. Epstein is Chief Financial Officer of DAZN Group, a position he has held since September 2018. Previously, he was Senior Advisor, Evolution Media, from October 2017 to January 2018. He served as Co-Managing Partner of Evolution Media from September 2015 to September 2017 and Executive Vice President and Chief Financial Officer of NBCUniversal from September 2011 to April 2014. Prior to that, Mr. Epstein held various senior positions during his 23 years at Morgan Stanley, including Managing Director and Global Head of the Media & Communicat ions Group within the investment banking division. Qualifications and Strategy-Related Experience: Extensive knowledge of media, technology and capital markets • Deep transactional experience with complex deals involving a range of constituencies • Experience in overseeing local broadcast television stations • Significant expertise in overseeing strategic business initiatives

Back to the Board Lidia Fonseca EVP and Chief Digital and Technology Officer, Plizer Inc. Age: 51 Director since: 2014 TEGNA Committees: Audit • leadership Development and Compensation Professional Experience: Ms. Fonseca is Executive Vice President and Chief Digital and Technology Officer of Pfizer Inc., a position she has held since January 2019. Prior to that she served as Chief Information Officer and Senior Vice President of Quest Diagnostics from April 2014 to December 2018. Previously, Ms. Fonseca served as Chief Information Officer and Senior Vice President of laboratory Corporation of America (labCorp) from 2008 to 2013. She was named a Healthcare Transformer by Medical, Marketing & Media in 2019 and in 2017 she received the Forbes CIO Innovation Award recognizing CIOs who lead revenue enhancing innovation efforts. Qualifications and Strategy-Related Experience: • Significant expertise in overseeing strategic transformations • Experience leading information technology operations Deep knowledge of data analytics, automation, supply chain management and information technology • Experience developing and implementing digital strategies across organizations

Back to the Board Karen H. Grimes Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company Age: 63 Director since: Feb 2020 Other Directorships: • Toll Brothers, Inc. Professional Experience: Ms. Grimes held the position of Senior Managing Director, Partner, and Equity Portfolio Manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of Director of Research and Equity Analyst at Wilmington Trust Company, a financial investment and banking services firm, from 1988 to 1995. Before that, Ms. Grimes was a Portfolio Manager and Equity Analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes is a member of the Financial Analysts Society of Philadelphia and holds the Chartered Financial Analyst designation. Qualifications and Strategy-Related Experience: • Financial acumen, investment expertise and a returns-focused mindset, including in media and advertising • Extensive executive-level experience and leadership abilities • Deep understanding of financial accounting and internal financial controls • Significant risk management experience • Provides a valuable investor-oriented perspective

Back to the Board Scott K. McCune Founder, MS&E Ventures; Former VP, Global Media and Integrated Marketing, The Coca Cola Company Age: 63 Director since: 2008 TEGNA Committees: Audit • Executive • leadership Development and Compensation (Chair) Other Directorships: • First Tee of Atlanta • College Football Hall of Fame Professional Experience: Mr. McCune is the Founder of MS&E Ventures, a firm focused on creating new business value for brands through media, sports and entertainment. Prior to his retirement in March 2014, Mr. McCune spent 20 years at The Coca-Cola Company serving in a variety of roles, including Vice President, Global Partnerships & Experiential Marketing from 2011-2014, Vice President Global Media and Integrated Marketing from 2005-2011, and Vice President, Global Media, Sports & Entertainment Marketing and Licensing from 1994-2004. He also spent 10 years at Anheuser-Busch Inc. where he held a variety of positions in marketing and media. Qualifications and Strategy-Related Experience: ·Significant experience as a marketing executive, with an outstanding record of creating value, developing people and building organizational capabilities • Deep knowledge of multiple aspects of marketing, including integrated marketing media, advertising, digital, licensing, sports & entertainment and experiential • Experience building global brands, leading and inspiring diverse organizations, planning and executing complex operations innovating new approaches to business, driving productivity and managing P&L 2020

Back to the Board Henry W. McGee Senior Lecturer. Harvard Business School Age: 67 Director since: 2015 TEGNA Committees: • Nominating and Governance • Public Policy and Regulation Other Directorships: • AmerisourceBergen Corporation • Pew Research Center ·The Black Filmmaker Foundation Professional Experience: Mr. McGee has been a Senior Lecturer at Harvard Business School since July 2013. Previously, he served as a consultant to HBO Home Entertainment from April 2013 to August 2013 after serving as President of HBO Home Entertainment from 1995 until his retirement in March 2013. Mr. McGee held the position of Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO. Mr. McGee is also a fo rmer President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. He was recognized by Savoy Magazine in 2016 and 2017 as one of the Most Influential Black Corporate Directors and in 2018 the National Association of Corporate Directors named Mr. McGee to the Directorship 100 as one of the country’s most influential boardroom members. Qualifications and Strategy-Related Experience: • Significant business, leadership and management experience in media industry ·Expertise in new business planning, operations, marketing and wholesale distribution • Deep understanding of the use of technology in and all aspects of wholesale distribution and international market ·Extensive knowledge of leadership, corporate governance and corporate accountability

Back to the Board Susan Ness Principal, Susan Ness Strategies; Former FCC Commissioner Age: 71 Director since: 2011 TEGNA Committees: • Executive • Nominating and Governance • Public Policy and Regulation (Chair) Other Directorships: • Vital Voices Global Partnership Professional Experience: Ms. Ness is a principal of Susan Ness Strategies, a communications policy consulting firm, which she founded in 2002. She is also a Distinguished Fellow at The German Marshall Fund of the United States and at the Annen berg Public Policy Center of the University of Pennsylvania, positions she has held since 2018. She served as a commissioner of the Federal Communications Commission from 1994 to 2001. From 2005 to 2007, she was the founding president and CEO of GreenStone Media, LLC, which produced talk programming targeting female audiences. Previously, Ms. Ness held positions of increasing responsibility at American Security Bank, which she left in 1992 as a Corporate Vice President & Group Head with a broadcast and media portfolio. She has served on the Board of Vital Voices Global Partnership since 2011 (Audit Committee Chair from 2017—present), and from 2011 to 2014 she served on the J. William Fulbright Foreign Scholarship Board (elected Vice Chair in 2012 and 2013). Ms. Ness previously served on the board of LCC International, Inc. from 2001 to 2008, and on the board of Adelphia Communications Corp. from 2003 to 2007, post-bankruptcy filing. Qualifications and Strategy-Related Experience: • Deep knowledge of industry-specific matters including broadcast and spectrum management • Extensive experience and expertise in global and domestic communications and media policy • Deep regulatory expertise, particularly in the communications sector • Experience facilitating the deployment of new communications technologies and advising communications companies • Senior lender to broadcast companies

Back to the Board Bruce P. Nolop Retired CFO, E*Trade Financial Corporation Age: 69 Director since: 2015 TEGNA Committees: • Audit (Chair) • Executive Other Directorships: • Marsh & McClellan Companies, Inc. • On Deck Capital, Inc. • CLS Group Professional Experience: Mr. Nolop retired in 2011 from E*Trade Financial Corporation, where he served as Executive Vice President and Chief Financial Officer from September 2008 through 2010. Mr. Nolop was Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from 2000 to 2008 and Managing Director of Wasserstein Perella & Co. from 1993 to 2000. Previously, he held positions with Goldman, Sachs & Co., Kimberly-Clark Corporation and Morgan Stanley & Co. Qualifications and Strategy-Related Experience: • Experience in financial, marketing and shared services operations, expense management, and recapitalizations • Deep understanding of financial accounting, corporate finance, and internal financial controls • Experience in strategic transactions and restructurings

Back to the Board Neal Shapiro President and CEO, public television company WNET Age: 62 Director since: 2007 TEGNA Committees: • Executive • Nominating and Governance (Chair) • Public Policy and Regulation Other Directorships: • Public Broadcasting Service (PBS) • Institute for Non-profit News Professional Experience: Mr. Shapiro is President and CEO of the public television company WNET which operates three public television stations in the largest market in the country: Thirteen/WNET, WLIW and NJTV. He is an award-winning producer and media executive with a 35-year career spanning print, broadcast, cable and online media. Before joining WNET in February 2007, Mr. Shapiro served in various executive capacities with the National Broadcasting Company beginning in 1993 and was president of NBC News from May 2001 to September 2005. During his career, Mr. Shapiro has won numerous journalism awards, including 32 Emmys, 31 Edward R. Murrow Awards and 3 Columbia DuPont awards. He also serves on the Board of Trustees at Tufts University. Qualifications and Strategy-Related Experience: • Strong broadcast industry experience • Expertise in overseeing operations and strategy of news networks ·Expertise in news production and reporting, journalism and First Amendment issues • Deep experience in p rogramming and content sharing

MEET THE BOARD

Melinda C. Witmer

GROWTH

Back to the Board



Melinda C. Witmer

Founder, LookLeft Media; Former Executive Vice President, Chief Video & Content Officer, Time Warner Cable

Age: 58

Director since: 2017

TEGNA Committees:

- Leadership Development and Compensation
- Public Policy and Regulation

Professional Experience:

Ms. Witmer is the Founder of LookLeft Media, a startup company focused on the development of new real estate technology and media products, a position she has held since March 2018. Prior to starting LookLeft Media, Ms. Witmer was Executive Vice President, Chief Video & Content Officer of Time Warner Cable, a position she held from January 2012 until May 2016 when Time Warner Cable was acquired by Charter Communications. Prior to that, she served as Time Warner Cable's Executive Vice President and Chief Programming Officer from January 2007, after holding multiple senior roles with Time Warner Cable beginning in 2001. Prior to joining Time Warner Cable, Ms. Witmer was Vice President and Senior Counsel at Home Box Office, Inc.

Qualifications and Strategy-Related Experience:

- Significant experience in the industry including media operations, telecommunications programming and content
- Expert in the negotiation of content distribution agreements, including retransmission consent agreements with local broadcaster groups
- Deep understanding of the changing media landscape
- Experience in capitalizing on market opportunities, new technologies and emerging platforms in the media space, including innovative consumer experiences